UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 29, 2012

PEER REVIEW MEDIATION AND ARBITRATION, INC.

(Exact name of small business issuer as specified in its charter)

Florida	000-52712	65-1126951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

2420 N. Andrews Avenue Extension

Pompano Beach, Florida 33064

(Address of principal executive offices)

(954) 972-6777

(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 29, 2012, the registrant discontinued the delivery of construction related environmental services and rescinded our January 2011 acquisition of A-1 Pipe.  The registrant has decided to focus its environmental service offerings on the medical community.  Construction related environmental services accounted for $496,250 in revenues and an operating loss of ($101,641) for the nine months ended September 30, 2012, compared with total company revenues of $7,059,606 and a total company operating loss of ($1,549,100) for the same period and $887,805 in revenues and $89,065 in operating income for the year ended December 31, 2011, compared with total company revenues of $8,325,064 and a total company operating loss of ($2,334,611) for the same period.  These services made up less than 10% of total company assets.  In an effort to accelerate revenue growth and profitability and to most effectively achieve our business plan, the registrant is focusing its efforts on the optimization of existing products and services and the development of new products and services centric to our practice partnership and accountable-care organization business models. Management believes this will better position us to effectively service our current and targeted medical customer base and maximize related growth opportunities.

As part of the discontinuation, the registrant is rescinding their January 2011 acquisition of A-1 Pipe.  A-1 has taken back their fixed assets and related liabilities.  The registrant has cancelled A-1’s shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 8, 2013

PEER REVIEW MEDIATION AND ARBITRATION, INC.

By: s/Willis Hale

         Willis Hale

         Chief Executive Officer

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